Exhibit 4.2

TUBEMOGUL, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

December 10, 2012

TUBEMOGUL, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (this “Agreement”) is made and entered into as of December 10, 2012 (the “Effective Date”) by and among TubeMogul, Inc., a California corporation (the “Company”), the holders of Common Stock that constitute at least one percent (1%) of the Company’s outstanding Common Stock on a fully diluted basis as set forth on Exhibit A hereto (the “Common Holders”), and the holders of Series A Preferred Stock (the “Series A Stock”), Series A-1 Preferred Stock (the “Series A-1 Stock”), Series B Preferred Stock (the “Series B Stock”) and Series C Preferred Stock (the “Series C Stock”) as set forth on Exhibit B hereto (the “Holders” or the “Investors”).

RECITALS

A. The Company, certain of the Common Holders and certain of the Investors (the “Prior Investors”) are parties to an Amended and Restated Investor Rights Agreement dated as of September 23, 2010 (the “Prior Agreement”), which sets forth certain registration rights, rights of first offer and information rights granted by the Company.

B. The Company and certain of the Investors (the “Series C Investors”) have entered into a Series C Preferred Stock Purchase Agreement of even date herewith (the “Series C Agreement”).

C. In order to induce the Series C Investors to enter into the Series C Agreement and invest funds in the Company pursuant thereto, the Company, the Common Holders and the Prior Investors desire to enter into this Agreement with the Investors.

Therefore, the Prior Agreement is hereby amended and restated as set forth below, and the parties hereto further agree as follows:

1. Definitions.

1.1 “Affiliate” means, with respect to any specified individual or entity, any other individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with such specified individual or entity, including without limitation any partner, officer, director, manager or employee of such entity and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such individual or entity.

1.2 “Common Stock” means the Common Stock, no par value, of the Company.

1.3 “Equity Securities” means (i) Common Stock, rights, options or warrants to purchase Common Stock, (ii) any security other than Common Stock having voting rights in the election of the Board of Directors, other than rights contingent upon a failure to pay dividends, or (iii) any security convertible into or exchangeable for any of the foregoing.

1.4 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.5 “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC (as defined below) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC (as defined below).

1.6 “Holder” means any Investor that holds Registrable Securities or securities convertible into Registrable Securities or any assignee of record of such Registrable Securities to whom rights under Section 2 have been duly assigned in accordance with Section 2.11 hereof.

1.7 “Person” means an individual or a company, partnership, limited liability company, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.8 “Preferred Stock” means the Series A Stock, the Series A-1 Stock, the Series B Stock and the Series C Stock.

1.9 “Qualified Public Offering” means the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 or Form SB-2 (or a successor form) under the Securities Act covering the offer and sale of Common Stock, with aggregate gross proceeds to the Company (prior to underwriters’ commissions and expenses) of not less than $50,000,000 and with a pre-offering valuation of at least $300,000,000.

1.10 “Register,” “registered” and “registration” refer to a registration effected by the preparation and filing of a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

1.11 “Registrable Securities” means: (i) any and all shares of common stock of the Company (the “Common Stock”) issued or issuable upon conversion of the shares of Preferred Stock, and (ii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for, or in replacement of, such shares of Common Stock described in clause (i); provided, however, that particular shares of any of the foregoing shall cease to be Registrable Securities once they have been sold to in any public offering or transferred by the Holder in a transaction in which its rights under this Agreement are not assigned in accordance with the provisions of this Agreement.

1.12 “Registrable Securities then outstanding” means the number of shares of Common Stock which are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of options, warrants or convertible securities.

1.13 “SEC” means the United States Securities and Exchange Commission.

1.14 “Securities Act” means the Securities Act of 1933, as amended.

2. Registration Rights.

2.1 Demand Registration.

(a) Request by Holders. If the Company shall receive at any time after the earlier of (i) five (5) years from the date of this Agreement or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction) a written request from the Holders of at least 20% of the Registrable Securities then outstanding (“Initiating Holders”) that the Company file a registration statement under the Securities Act covering such amount of Registrable Securities as would have an anticipated aggregate public offering price of not less than $10,000,000, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Demand Notice”) to all Holders and, as soon as practicable, file a registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of this Section 2.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) and the Company shall include such information in the Demand Notice. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The underwriters will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the managing underwriters advise the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriters and allocated among the Holders on a pro rata basis according to the number of Registrable Securities held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

(c) Exceptions to Registration Obligations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1: (i)

during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) such registrations; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3. A registration shall not be counted as “effected” for purposes of this Section 2.1 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration and forfeit their right to one demand registration pursuant to Section 2.6.

(d) Deferral of Registration. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.1 a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company (the “Board of Directors”), it would be materially detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days following receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any 12-month period.

(e) Other Company Shares. If the managing underwriters have not limited the Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriters so agree and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

2.2 Company Registration.

(a) Notice to Holders. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock in connection with the public offering of such stock (other than a registration relating solely to the issuance of securities by the Company pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction, or a registration in which the only stock being registered is stock issuable upon conversion of debt securities that are also being registered), the Company shall promptly give each Holder written notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.2(c), use all reasonable efforts to cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

(c) Underwriting. If a registration of which the Company gives notice under this Section 2.2 is for an underwritten offering, then the Company shall so advise the Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriters advise the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the managing underwriters may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below 30% of the total amount of securities included in such registration, unless such offering is the initial public offering, in which event all Registrable Securities may be excluded. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares that may be included by selling Holders without the written consent of not less than a majority in interest of the selling Holders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriters. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, limited liability company or corporation, the partners or members, retired partners or members or shareholders of such Holder, the estates and immediate family members of any of the foregoing Persons and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single Holder, and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Holder.

2.3 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 or a successor form and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company shall:

(a) promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, use commercially reasonable efforts to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a request given to the Company within fifteen (15) days after the S-3 Notice is given; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3:

(i) if Form S-3 is not then available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to and requesting inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(iii) if the Company furnishes to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good-faith judgment of the Board of Directors, it would be materially detrimental to the Company and its shareholders for such registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Initiating Holders under this Section 2.3; provided, however, that the Company shall not invoke this right more than once in any twelve (12) month period;

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 2.3; or

(v) during the period ending one hundred eighty (180) days after the effective date of a registration effected under Section 2.2 hereof.

(c) Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration effected pursuant to Section 2.1.

(d) If the registration is for an underwritten offering, the provisions of Section 2.1(b) hereof shall apply to such registration.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holders refrain from selling any securities included in such registration at the request of an underwriter of securities of the Company;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

(d) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such states or other jurisdictions as shall be reasonably requested by the selling Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering (it being understood and agreed that, as a condition to the Company’s obligations under this clause (e), each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) in the event of an underwritten public offering, use its best efforts to furnish, at the request of the managing underwriters, on the date that such Registrable Securities are delivered to the underwriters for sale, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a “comfort” letter dated as of such date, from the independent public accountants of the Company, in form and substance customarily given by independent public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h) use commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(i) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(j) promptly make available for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with any such registration statement.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2 or 2.3 hereof that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.6 Expenses. All expenses (other than underwriting discounts and commissions and stock transfer taxes and fees) incurred in connection with a registration pursuant to Sections 2.1, 2.2 and 2.3, including, without limitation, registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and up to $25,000 of the reasonable fees and disbursements of one counsel for the selling Holders , selected by the Holders and subject to the Company’s approval (which approval shall not be unreasonably withheld), shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 or 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses on a pro rata basis based on the number of Registrable Securities that were to requested be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one demand registration pursuant to Section 2.1; provided, however, that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 or 2.3 hereof:

(a) By the Company. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any expenses, losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company shall reimburse each such Holder, partner, officer or director, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, partner, officer or director, underwriter or controlling Person expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling Person.

(b) By Selling Holders. To the extent permitted by law, each selling Holder, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any expenses, losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises out of or is based on actions or omissions made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder shall reimburse the Company and such other Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 2.8(b) in respect of any Violation shall not exceed the net proceeds received by such

Holder in the registered offering out of which such Violation arises except in the case of fraud or willful misconduct by such Holder.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, jointly with any other indemnifying party to which notice has been given, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8; then, and in each such case, such parties will contribute to the aggregate expenses, losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the Violation that resulted in such expense, loss, claim, damage or liability as well as other equitable considerations. The relative fault of such parties shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (B) no individual or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any individual or entity who was not guilty of such fraudulent misrepresentation; and provided further, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the net proceeds from the offering received by such Holder, except in the case of willful misconduct or fraud by such Holder.

(e) Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with the offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

2.10 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriters, during the period commencing on the effective date of registration statement relating to the Company’s initial public offering and ending on the date specified by the Company and the managing underwriters (such period not to exceed one hundred eighty (180) days, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately before the effective date of the registration statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors and shareholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock are subject to the same restrictions. The underwriters in connection with the offering are intended third-party beneficiaries of this Section 2.10 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the managing underwriters in the offering that are consistent with this Section 2.10 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements, except that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to shares of Common Stock totaling, in aggregate, up to three percent (3%) of the Company’s outstanding Common Stock.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

2.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder, provided that (i) such transfer or assignment may otherwise be effected in accordance with applicable securities laws, (ii) such transferee or assignee acquires at least 500,000 of shares of Registrable Securities or, if less, all of the Registrable Securities held by the Holder, (iii) written notice is promptly given to the Company and (iv) such transferee or assignee agrees to be bound by the provisions of this Agreement. The foregoing 500,000-share limitation shall not apply, however, to transfers or assignments by a Holder to (a) a partner, member or shareholder of a Holder that is a partnership, limited liability company or corporation, respectively, (b) a retired partner or member of such partnership or limited liability company who retires after the date hereof, (c) the estate of any such partner, member or shareholder or (d) an Affiliate of any such partnership, limited liability company or corporation, (e) any spouse, parent, child or sibling of such partner, member or shareholder or of the Holder, including in-laws and Persons related by adoption, or (f) any domestic partner of such partner, member or shareholder or of the Holder who is covered under an applicable domestic relations statute, provided that all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Section 2.

2.12 Termination of Registration Rights. The Company’s obligations pursuant to Sections 2.1, 2.2 and 2.3 shall terminate (i) five (5) years after the closing date of the Company’s first firmly underwritten public offering of its Common Stock pursuant to a Registration Statement filed with, and declared effective by, the SEC under the Securities Act or (ii) as to any Holder, at such time following such initial public offering, as all Registrable Securities that such Holder holds or has the right to acquire may immediately be sold in any three-month period without registration pursuant to Rule 144 under the Securities Act, provided that the Holder holds Registrable Securities constituting less than 1% of the outstanding voting stock of the Company.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding (the “Requisite Holders”), enter into any agreement with any holder or prospective holder of any securities of the Company that provides such holder or prospective holder with registration rights with respect to such securities unless (i) such other registration rights are subordinate to the registration rights granted to the Holders hereunder and the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included in a given registration and (ii) the holders of such rights are subject to market standoff obligations no more favorable to such Persons than those contained herein, provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 9.15 hereof.

3. Rights to Purchase Additional Stock.

3.1 Right of First Offer. Subject to the terms of this Section 3 and applicable securities laws, if the Company proposes to offer or sell any Equity Securities, the Company shall give each Investor that, individually or together with such Investor’s Affiliates, holds at least 500,000 shares of Registrable Securities (each a “Major Investor”) the right to purchase such Major Investor’s pro rata share (or any part thereof) of such Equity Securities, on the same terms as the Company is willing to sell such Equity Securities to any other Person. A Major Investor’s pro rata share of the Equity Securities shall be equal to that percentage of the Outstanding Common Equivalents (as defined below) held by such Major Investor on the date of the Company’s written notice referred to in Section 3.2 below. For purposes of this Section 3, the “Outstanding Common Equivalents” shall mean outstanding shares of Common Stock and all shares of Common Stock issuable, directly or indirectly, upon exercise or conversion of any outstanding preferred stock, warrants or options or any other right to acquire any of the foregoing. A Major Investor shall be entitled to apportion this right of first offer among itself and its Affiliates in such proportions as it deems appropriate.

3.2 Notice; Exercise of Right. Prior to any sale or issuance by the Company of any Equity Securities, the Company shall give notice to each Major Investor of its intention to sell and issue such Equity Securities, setting forth the terms under which it proposes to make such sale (the “Offer Notice”). Within twenty (20) days after receipt of the Offer Notice, each Major Investor shall notify the Company whether such Major Investor desires to purchase its pro rata share, or any part thereof, of the Equity Securities so offered. At the expiration of such twenty (20) day period, the Company shall promptly give notice to each Major Investor that elects to purchase all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise, specifying the number of additional shares that are available to the Fully Exercising Investors (“Additional Shares”). During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase, in addition to the number of shares specified above, up to that portion of the Additional Shares which is equal to the proportion that the Common Equivalents held by such Fully Exercising Investor bears to the Common Equivalents then held by all Fully Exercising Investors who wish to purchase such Additional Shares. If a Major Investor notifies the Company of its desire to purchase any of the Equity Securities offered by the Company, the closing of the sale shall occur within sixty (60) days of the date that the Offer Notice is given or, if later, the closing date for the proposed sale of such Equity Securities to third parties.

3.3 Permitted Sales. With respect to any Equity Securities that are not subscribed for by the Major Investors after the end of the combined thirty (30) day period specified in Section 3.2, the Company may, during a period of ninety (90) days following the end of such period, offer and sell such Equity Securities to other Persons upon terms and conditions not less favorable to the Company than those set forth in the notice to the Major Investors. In the event the Company has not entered into a definitive agreement for the sale of the Equity Securities within said 90-day period, or if such agreement is not consummated within thirty (30) days after the consummation thereof, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Major Investor pursuant to this Section 3.

3.4 Exceptions. The right of first offer contained in this Section 3 shall not apply to issuances by the Company of securities or rights to acquire securities that would not be “Additional Shares of Common Stock” (as such term is defined in the Company’s Amended and Restated Articles of Incorporation, as may be amended from time to time).

3.5 Termination. The right of first offer contained in this Section 3 shall terminate and be of no further force and effect immediately prior to the closing of (i) the first sale of stock of the Company pursuant to a Qualified Public Offering or (ii) a transaction that is deemed to be a liquidation pursuant to the Company’s Amended and Restated Articles of Incorporation, as amended from time to time (a “Deemed Liquidation Event”).

4. Information Rights.

4.1 Financial Statements and Reports. The Company shall deliver to each Major Investor other than any Investor that the Board of Directors has reasonably determined is a competitor of the Company (provided that no Investor that is primarily in the business of investing shall be deemed a competitor of the Company):

(a) as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, balance sheet as of the end of such year, statements of income and of cash flows for such year and a statement of shareholders’ equity as of the end of such year, such year-end financial reports to be in reasonable detail, and prepared in accordance with generally accepted accounting principles (“GAAP”) and audited and certified by an independent public accounting firm selected by the Company and approved by the Board of Directors;

(b) as soon as practicable after the end of the first three quarters of each fiscal year of the Company, and in any event within forty-five (45) days thereafter, an unaudited balance sheet as of the end of each such quarterly period and unaudited statements of income and cash flows for such period, all in reasonable detail and prepared in accordance with GAAP, except that they may not contain all of the footnotes that are required by GAAP, and subject to changes resulting from year-end audit adjustments;

(c) for each month in which the Board of Directors meets, as soon as practicable after the end of such month and in any event within thirty (30) days, a balance sheet for the preceding month;

(d) within thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a quarterly basis.

Notwithstanding any provision to the contrary, the Company shall not be obligated pursuant to this Section 4.1 to provide any information (i) that it reasonably considers to be a trade secret (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company), (ii) to any Investor that the Company reasonably determines to be a competitor or an officer, employee, director or greater-than 10% shareholder of a competitor of the Company (provided that no Investor that is primarily in the business of investing shall be deemed a competitor of the Company) or (iii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. Each Investor agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 4.1.

4.2 Inspection Rights. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 4.2 to provide access to any information (i) that it reasonably considers to be a trade secret or similar confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company), (ii) to any Investor that the Company reasonably determines to be a competitor or an officer, employee, director or greater-than 10% shareholder of a competitor of the Company (provided that no Investor that is primarily in the business of investing shall be deemed a competitor of the Company) or (iii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. Each Investor agrees to hold in confidence and trust and not to misuse or disclose any confidential information obtained pursuant to this Section 4.2.

4.3 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement) unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.3 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 4.3, (iii) to any Affiliate, partner, member, shareholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Person is bound by confidentiality obligations with respect to such information substantially equivalent to the terms hereof, or provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information, or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. The Company acknowledges that certain of the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise, regardless of whether such enterprise has products or services that compete with those of the Company.

4.4 Termination. The rights of any Investor set forth in this Section 4.4 shall terminate and be of no further force and effect immediately prior to the earlier of (i) the first sale of stock of the Company pursuant to a Qualified Public Offering, (ii) such time as the Company first becomes subject to the periodic reporting requirements of Section 12 or 15(d) of the Exchange Act or (iii) a Deemed Liquidation Event.

5. Drag Along Rights. Until the first sale of stock of the Company pursuant to a Qualified Public Offering, if any Person offers to acquire all or substantially all of the assets or business of the Company by merger, sale of assets, sale of stock or otherwise (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation more than 50% by voting power of the capital stock of the surviving corporation), and such transaction is approved by (i) the Board of Directors, (ii) the holders of a majority of the then outstanding Series A-1 Stock, Series B Stock and Series C Stock, voting together as a separate class, consent in writing (including by means of a proxy or shareholder consent voting in favor of such transaction) and (iii) the holders of a majority of the then outstanding shares of Common Stock, voting as a separate class, consent in writing (including by means of a proxy or shareholder consent voting in favor of such transaction), then all parties hereto and all transferees and assignees thereof who have not yet consented (together, the “Drag Along Holders”) shall be obligated to (a) vote all of such Drag Along Holders’ shares in favor of such a transaction, to the extent any such vote is required for the consummation of the transaction, (b) sell, transfer or exchange all of such Drag Along Holders’ shares in connection with such transaction on the same terms as those consented to by the shareholders of the Company (with appropriate adjustment to reflect the conversion of convertible securities and the preference and priorities of any preferred stock of the Company), and (c) execute and deliver such instruments of conveyance and transfer and take such other action, as may be reasonably required by the Company in order to carry out the terms and provisions of this Section 5; provided, however, that with respect to the holders of Series C Stock, this Section 5 shall not be construed to be a waiver of such holders’ rights under the Company’s Amended and Restated Articles of Incorporation to have at least a majority of the then outstanding Series C Stock (voting together as a separate class) approve the automatic conversion of the Series C Stock into Common Stock in contemplation of any Deemed Liquidation pursuant to which the amount to be received by a holder of Series C Stock would be greater if such holder did not convert shares of Series C Stock into shares of Common Stock. If any Drag Along Holder fails or refuses to vote or sell such Drag Along Holder’s shares in accordance with the terms of this Section 5 within five days of the Company’s request for such vote, then such Drag Along Holder hereby grants to a shareholder designated by the Board of Directors an irrevocable proxy, coupled with an interest, to vote all such shares in accordance with the terms of this Section 5, and hereby appoints such proxyholder such Drag Along Holder’s attorney-in-fact, to sell such shares in accordance with the terms of this Section 5. At the closing of any transaction contemplated under this Section 5, each Drag Along Holder shall deliver, against receipt of the consideration payable in any such transaction, certificates representing the shares which such Drag Along Holder holds of record or beneficially, with all endorsements necessary for transfer. In the event that any Drag Along Holder fails or refuses to comply with the provisions of this Section 5, the Company and the purchaser in such transaction, at its, his or her option, as applicable, may elect to proceed with such transaction notwithstanding such failure or refusal and, in the event and upon tender of the specified consideration to the Drag Along Holder, the rights of such Drag Along Holder with respect to the shares held by such Drag Along Holder will cease; provided, however, that if the Drag Along Holder refuses or otherwise fails to deliver its certificates representing its shares, such rights of the Drag Along Holder shall still cease while the Company or purchaser hold such specified consideration in trust until such certificates are duly endorsed and transferred.

6. Board of Directors.

6.1 Size of Board. Each of the Holders and Common Holders (collectively, the “Voting Parties”) shall vote all of their shares of Equity Securities, and shall take all other necessary actions within their control (whether in their capacity as a shareholder, director, or officer of the Company or otherwise), including, without limitation, calling meetings, attending meetings, executing a proxy to vote at any meeting and executing written consents, in order to ensure that the size of the Board of Directors shall be set at five (5) directors.

6.2 Board Composition. Each of the Voting Parties shall vote all of their Equity Securities, and shall take all other necessary actions within their control (whether in their capacity as a shareholder, director, or officer of the Company or otherwise), including, without limitation, calling meetings, attending meetings, executing a proxy to vote at any meeting and executing written consents, to elect members of the Company’s Board of Directors, at each annual meeting of the holders of voting stock of the Company, or at any meeting of the holders of voting stock of the Company at which members of the Board of Directors are to be elected, or whenever members of the Board of Directors are to be elected by written consent, as follows:

(a) at each election of directors at which time at least 2,000,000 shares of Series B Stock and 2,000,000 shares of Series A-1 Stock are outstanding, the Voting Parties shall vote all of their respective Equity Securities so as to elect (i) one (1) individual designated by Trinity Ventures X, L.P. (“Trinity Ventures”), which individual shall initially be Ajay Chopra (the “Series A-1 Designee”), and (ii) one (1) individual designated by Foundation Capital VI, L.P. (“Foundation Capital”), which individual shall initially be Ashu Garg (the “Series B Designee”);

(b) at each election of directors, the Voting Parties shall vote all of their respective Equity Securities so as to elect (i) the person currently serving as Chief Executive Officer of the Company, which individual shall initially be Brett Wilson, and (ii) one (1) individual designated by the holders of a majority of the outstanding shares of Common Stock held by the Common Holders, which individual shall initially be David Toth;

(c) at each election of directors, the Common Holders and Holders shall vote all of their respective Equity Securities so as to elect one (1) individual mutually acceptable and designated by (i) the holders of a majority of the outstanding shares of Common Stock, voting as a separate class, and (ii) the Requisite Holders, who initially shall be Russ Fradin.

6.3 Removal. Upon the request of any Voting Party or Voting Parties entitled to designate a director pursuant to Section 6.2, each of the other Voting Parties shall vote all of their Equity Securities in favor of the removal of the director designated by such Voting Party or Voting Parties, with or without cause (subject to the Bylaws of the Company as in effect from time to time and any requirements of law). Absent such a request, the Voting Parties shall not vote their Equity Securities in favor of the removal of any director of the Company.

6.4 Vacancies. If any representative designated as provided in Section 6.2 above for any reason ceases to serve as a member of the Board of Directors during his or her term of office, the parties to this Agreement shall cause the resulting vacancy to be filled by a representative designated as provided above by the respective person or persons entitled to designate such representative, and each Voting Party shall vote its Equity Securities to elect such representative to the Board of Directors.

6.5 Expenses Incurred by Non-Employee Directors. The Company shall reimburse all non-employee directors for their actual and reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and all committees of the Board of Directors and otherwise incurred in fulfilling their duties as directors.

7. Vote to Increase Authorized Common Stock. Each Voting Party agrees to vote or cause to be voted all Equity Securities beneficially owned by such Voting Party in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

8. Other Covenants of the Company.

8.1 Employee Nondisclosure and Assignment Agreement. The Company shall require all employees to execute and deliver the Company’s standard form of Employee Nondisclosure and Assignment Agreement, and for all consultants to execute an agreement with equivalent terms.

8.2 Option Vesting. Except as approved by the Board of Directors all options, restricted stock and similar equity compensation shall vest at the rate of 1/4 of the shares one year following either the date of grant or the commencement of the optionee’s employment and 1/48 per month thereafter.

8.3 Termination. The covenants of the Company set forth in this Section 8 shall terminate and be of no further force and effect immediately prior to the earlier of (i) the first sale of stock of the Company pursuant to a Qualified Public Offering, (ii) such time as the Company first becomes subject to the periodic reporting requirements of Section 12 or 15(d) of the Exchange Act or (iii) a Deemed Liquidation Event.

9. Miscellaneous.

9.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile when receipt is electronically confirmed, one business day after delivery to a nationally recognized overnight delivery service, or otherwise upon receipt, addressed (i) if to Investor, at the address set forth below such Investor’s name on Exhibit B, and (ii) if to the Company, at the address set forth below:

TubeMogul, Inc.

1250 53rd Street, Suite 6

Emeryville, CA 94608

Attention: CEO

Fax: (510) 653-0461

with a copy to:

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, CA 94303

Attention: Mark Radcliffe, Esq.

Fax: (650) 833-2001

Any party hereto may, by ten (10) days’ prior notice so given, change its address for future notices hereunder.

9.2 Successors and Assigns. Each Investor agrees that it may not assign any of its rights or obligations hereunder unless such rights and obligations are assigned by such Investor to (i) an individual or entity to which Registrable Securities are transferred by such Investor pursuant to Section 2.11 and (ii) with respect to the right of first offer set forth in Section 3, to another Major Investor or an Affiliate of the Investor, and, in each case, such assignee shall be deemed an “Investor” for purposes of this Agreement, provided that such assignment shall be contingent upon the assignee providing a written instrument to the Company notifying the Company of such assignment and agreeing in writing to be bound by the terms of this Agreement. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

9.3 Legends on Stock Certificates. The certificates representing the Registrable Securities shall bear the following legend, together with any other legends required by separate agreement and applicable law:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTOR RIGHTS AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

9.4 Amendments and Waivers. Any provision of this Agreement may be amended and the observance thereof may be waived, either generally or in a particular instance and either retroactively or prospectively, only with the written consent of (i) the Company, (ii) the Requisite Holders, (iii) with respect to an amendment or waiver of the provisions of Section 6.2(a)(i) or this clause, Trinity Ventures, (iv) with respect to an amendment or waiver of the provisions of Section 6.2(a)(ii) or this clause, Foundation Capital, and (v) with respect to an amendment or waiver of the provisions of Section 6.2(b) or Section 6.2(c) the holders of a majority of the shares of Common Stock held by Common Holders then providing services to the Company as officers, employees or consultants; provided, however, that this Agreement may not be amended and the observance of any term hereof may not be waived with respect to any Investor or Common Holder without the written consent of such Investor unless such amendment or waiver applies to all Investors and/or Common Holders in the same fashion (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt notice of any amendment hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment or waiver. Any amendment or waiver effected in accordance with this Section 9.4 shall be binding upon each Investor, each Common Holder, each permitted successor or assignee of such Investor or Common Holder and the Company.

9.5 Entire Agreement. This Agreement, together with all the exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

9.6 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

9.7 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of the nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or waiver of or acquiescence in any similar breach or default theretofore or thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

9.9 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

9.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.11 Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

9.12 Adjustments for Recapitalization Events. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company or a specific dollar amount per share, then, upon the occurrence of any stock split, stock dividend, reverse stock split or similar recapitalization event affecting such shares, the specific number of shares or dollar amount so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock of such recapitalization event.

9.13 Aggregation of Stock. All shares held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

9.14 Waiver of Right of First Offer. Effective and contingent upon execution of this Agreement by the Company and the Prior Investors holding a sixty-six and two-thirds (66 2/3) of the Securities outstanding immediately prior to the issuance of shares of Series C Stock, the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and shall be of no further force and effect, and the Company, the Common Holders and the Investors are hereby bound by the provisions hereof as the sole agreement of the

Company and the Investors with respect to registration rights of the Registrable Securities and certain other rights, as set forth herein. Each of the Prior Investors by their execution of this Agreement hereby waives all rights of first offer, including all notice requirements, set forth in the Prior Rights Agreement with respect to the issuance of the Series C Stock to the Series C Investors.

9.15 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Series C Stock after the date hereof pursuant to the Series C Agreement, any purchaser of such shares of Series C Stock may become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” and “Holder” for all purposes hereunder, without the need for any consent, approval or signature of any Investor.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Company:

TubeMogul, Inc.

By:	/s/ Brett Wilson
Brett Wilson
CEO

Common Holders:

/s/ Brett Wilson
Brett Wilson

/s/ John Hughes
John Hughes

/s/ Jason Lopatecki
Jason Lopatecki

/s/ Adam Rose
Adam Rose

Christopher Chanyi

/s/ Mike Mansell
Mike Mansell

Brian T. Hafer

COUNTERPART SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

NCD Partners VII, L.P.

By: NCD Management VII, L.L.C, its General Partner

By:	/s/ Thomas Vardell

Name:	Thomas Vardell

Title:	Managing Member

NCD SWIB, L.P.

By: NCD Management VII, L.L.C, its General Partner

By:	/s/ Thomas Vardell

Name:	Thomas Vardell

Title:	Managing Member

COUNTERPART SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

NCD SWIB Opportunities, L.P.

By: NCD SWIB Management, LLC, its General Partner

By:	/s/ Thomas Vardell

Name:	Thomas Vardell

Title:	Managing Member

COUNTERPART SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

FOUNDATION CAPITAL VI, L.P.

By: Foundation Capital Management Co. VI, LLC

By:	/s/ Authorized Signatory
Manager

FOUNDATION CAPITAL VI PRINCIPALS FUND, LLC

By: Foundation Capital Management Co. VI, LLC

By:	/s/ Authorized Signatory
Manager

COUNTERPART SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

TRINITY VENTURES X, L.P.
TRINITY X SIDE-BY-SIDE FUND, L.P.
TRINITY X ENTREPRENEURS’ FUND, L.P.
Delaware Limited Partnerships

By:	TRINITY TVL X, LLC,
A Delaware limited liability company
Their General Partner

By:	/s/ Kathleen A. Murphy

Kathleen A. Murphy, Member

COUNTERPART SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

D. A. Consortium Inc.

By:	/s/ Hirotake Yajima

Its:	President and Chief Executive Officer

COUNTERPART SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

CROSS CREEK CAPITAL, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Cross Creek Holdings, LLC
Its Sole Member

By:	/s/ Karey Barker
	Name:	Karey Barker
	Title:	Managing Director

CROSS CREEK CAPITAL EMPLOYEES’ FUND, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Cross Creek Holdings, LLC
Its Sole Member

By:	/s/ Karey Barker
	Name:	Karey Barker
	Title:	Managing Director

COUNTERPART SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

SINGTEL INNOV8 PTE. LTD.

By:	/s/ Edgar Hardless
	Name:	Edgar Hardless
	Title:	Director

Exhibit A

Common Holders

Common Holders

Brett Wilson

John Hughes

Jason Lopatecki

Adam Rose

Christopher Andrew Chanyi

Brian T. Hafer

Mike Mansell

Exhibit B

Investors

Name of Investor
1109382 Ontario Inc.

1207978 Ontario Ltd.

2136148 Ontario Inc.

Barnett, George

Berolzheimer 2007 Trust, The Michael

Berolzheimer, Michael

Chen, Stephen

Cooke, Dominic

Costolo Trustee, Richard The Richard Costolo 2011 Gift Trust

Cross Creek Capital, L.P.

Cross Creek Capital Employees’ Fund, L.P.

Cullman, Hugh

D.A. Consortium Inc.

Ecosystem Ventures LLC

Foundation Capital VI Principals Fund, LLC

Foundation Capital VI, L.P.

Fraley, Dan

Graman, Howard

Higgins Trustee, Thomas J.

Hughes, Jack

Name of Investor
I A Capital Partners LLC

Knight’s Bridge Capital Partners Fund I (U.S.), L.P.

Knight’s Bridge Capital Partners Fund I, L.P.

Knight’s Bridge Capital Partners Internet Fund No. 1 LP

Lahr, Lanny

Lee, Raymond

Lee, Sophia

Lindzon Capital Partners

Maghsoodnia, Mehdi

National Advisors Trust Co, FSB, Custodian for Blair J Portigal Roth IRA

NCD SWIB, L.P.

NCD Partners VII, L.P.

NCD SWIB Opportunities, L.P.

NetService Ventures Group

Norman Family Revocable Trust

Posehn Trustee, Michael R.

Red Devil Investors LLC

SingTel Innov8 Pte. Ltd.

Stewart, Jeffrey A.

Tang (Chon), Ziqiang

Tieman, Scott

Name of Investor
Toth, David

Trinity Ventures X, L.P.

Trinity X Entrepreneurs Fund, L.P.

Trinity X Side-By-Side Fund, L.P.

Van Horne Trustee, Cynthia M.

WebVideo LLC

TUBEMOGUL, INC.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 to Amended and Restated Investor Rights Agreement (this “Amendment”), dated as of January 23, 2013, is entered into by and among TubeMogul, Inc., a California corporation (the “Company”), the undersigned holders of Common Stock of the Company (the “Common Holders”), and the undersigned holders of Series A Preferred Stock (the “Series A Stock”), Series A-1 Preferred Stock (the “Series A-1 Stock”), Series B Preferred Stock (the “Series B Stock”) and Series C Preferred Stock (the “Series C Stock”) of the Company (the “Holders” or the “Investors”).

WHEREAS, the Company, the Common Holders, and the Investors are parties to that certain Amended and Restated Investor Rights Agreement dated as of December 10, 2012 (the “Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Rights Agreement.

WHEREAS, the Company and certain of its shareholders now desire to increase the number of directors constituting the Company’s Board of Directors (the “Board”) from five (5) directors to (6) directors, and to appoint Thomas Vardell as a director to the newly created vacant seat on the Board.

WHEREAS, Section 6.1 of the Rights Agreement currently provides that the size of the Board shall be set at five (5) directors, and Section 9.4 of the Rights Agreement requires the written consent of the Company and the Requisite Holders to amend Section 6.1 of the Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Common Holders and the Holders (such Holders collectively constituting the Requisite Holders), intending to be legally bound, agree as follows:

1. Amendment and Restatement of Section 6.1. Section 6.1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

“6.1 Size of Board. Each of the Holders and Common Holders (collectively, the “Voting Parties”) shall vote all of their shares of Equity Securities, and shall take all other necessary actions within their control (whether in their capacity as a shareholder, director, or officer of the Company or otherwise), including, without limitation, calling meetings, attending meetings, executing a proxy to vote at any meeting and executing written consents, in order to ensure that the size of the Board of Directors shall be set at six (6) directors.”

2. Capitalized Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning assigned to them in the Rights Agreement.

1

3. Entire Agreement and Modification. The Rights Agreement together with this Amendment constitute the entire understanding and agreement among the parties with respect to the subject matter thereof and hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth therein and herein. Except as modified by this Amendment, the Rights Agreement shall remain in full force and effect in all respects without any modification. This Amendment shall become effective when executed and delivered by the Company and the Requisite Holders as provided under Section 9.4 of the Rights Agreement.

4. Governing Law. This Amendment shall be governed in all respects by the internal laws of the State of California, without reference to principles of choice of law.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment No. 1 to Investor Rights Agreement as of the date first set forth above.

Company:

TubeMogul, Inc.

By:	/s/ Brett Wilson
Brett Wilson
CEO

Common Holders:

/s/ Brett Wilson
Brett Wilson

/s/ John Hughes
John Hughes

/s/ Jason Lopatecki
Jason Lopatecki

/s/ Adam Rose
Adam Rose

/s/ Mike Mansell
Mike Mansell

COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

NCD Partners VII, L.P.

By: NCD Management VII, L.L.C, its General Partner

By:	/s/ Authorized Signatory

Title:	/s/ Managing Director

NCD SWIB, L.P.

By: NCD Management VII, L.L.C, its General Partner

By:	/s/ Authorized Signatory

Title:	/s/ Managing Director

COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

NCD SWIB Opportunities, L.P.

By: NCD SWIB Management, LLC, its General Partner

By:	/s/ Authorized Signatory

Title:	/s/ Managing Director

COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

FOUNDATION CAPITAL VI, L.P.

By:	Foundation Capital Management Co. VI, LLC

By:	/s/ Authorized Signatory
Manager

FOUNDATION CAPITAL VI PRINCIPALS FUND, LLC

By:	Foundation Capital Management Co. VI, LLC

By:	/s/ Authorized Signatory
Manager

COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

TRINITY VENTURES X, L.P.
TRINITY X SIDE-BY-SIDE FUND, L.P.
TRINITY X ENTREPRENEURS’ FUND, L.P.
Delaware Limited Partnerships

By:	TRINITY TVL X, LLC,
A Delaware limited liability company
Their General Partner

By:	/s/ Authorized Signatory

Its:	Member

TUBEMOGUL, INC.

AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amendment No. 2 to Amended and Restated Investor Rights Agreement (this “Amendment”), dated as of October 23, 2013, is entered into by and among TubeMogul, Inc., a California corporation (the “Company”), the undersigned holders of Common Stock of the Company (the “Common Holders”), and the undersigned holders of Series A Preferred Stock (the “Series A Stock”), Series A-1 Preferred Stock (the “Series A-1 Stock”), Series B Preferred Stock (the “Series B Stock”) and Series C Preferred Stock (the “Series C Stock”) of the Company (the “Holders” or the “Investors”).

WHEREAS, the Company, the Common Holders, and the Investors are parties to that certain Amended and Restated Investor Rights Agreement dated as of December 10, 2012 (the “Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Rights Agreement.

WHEREAS, the Company and certain of its shareholders now desire to increase the number of directors constituting the Company’s Board of Directors (the “Board”) from six (6) directors to seven (7) directors, and to appoint Jack Lazar as a director to the newly created vacant seat on the Board.

WHEREAS, Section 6.1 of the Rights Agreement currently provides that the size of the Board shall be set at six (6) directors, and Section 9.4 of the Rights Agreement requires the written consent of the Company and the Requisite Holders to amend Section 6.1 of the Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Common Holders and the Holders (such Holders collectively constituting the Requisite Holders), intending to be legally bound, agree as follows:

1. Amendment and Restatement of Section 6.1. Section 6.1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

“6.1 Size of Board. Each of the Holders and Common Holders (collectively, the “Voting Parties”) shall vote all of their shares of Equity Securities, and shall take all other necessary actions within their control (whether in their capacity as a shareholder, director, or officer of the Company or otherwise), including, without limitation, calling meetings, attending meetings, executing a proxy to vote at any meeting and executing written consents, in order to ensure that the size of the Board of Directors shall be set at seven (7) directors.”

2. Capitalized Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning assigned to them in the Rights Agreement.

1

3. Entire Agreement and Modification. The Rights Agreement together with this Amendment constitute the entire understanding and agreement among the parties with respect to the subject matter thereof and hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth therein and herein. Except as modified by this Amendment, the Rights Agreement shall remain in full force and effect in all respects without any modification. This Amendment shall become effective when executed and delivered by the Company and the Requisite Holders as provided under Section 9.4 of the Rights Agreement.

4. Governing Law. This Amendment shall be governed in all respects by the internal laws of the State of California, without reference to principles of choice of law.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment No. 2 to Investor Rights Agreement as of the date first set forth above.

Company:

TubeMogul, Inc.

By:	/s/ Brett Wilson
Brett Wilson
CEO

Common Holders:

/s/ Brett Wilson
Brett Wilson

/s/ John Hughes
John Hughes

/s/ Jason Lopatecki
Jason Lopatecki

/s/ Adam Rose
Adam Rose

Mike Mansell

COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

NCD Partners VII, L.P.

By: NCD Management VII, L.L.C, its General Partner

By:	/s/ Authorized Signatory

Title:	Managing Director

NCD SWIB, L.P.

By: NCD Management VII, L.L.C, its General Partner

By:	/s/ Authorized Signatory

Title:	Managing Director

COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

NCD SWIB Opportunities, L.P.

By: NCD SWIB Management, LLC, its General Partner

By:	/s/ Authorized Signatory

Title:	Managing Director

COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

FOUNDATION CAPITAL VI, L.P.

By:	Foundation Capital Management Co. VI, LLC

By:	/s/ Authorized Signatory
Manager

FOUNDATION CAPITAL VI PRINCIPALS FUND, LLC

By:	Foundation Capital Management Co. VI, LLC

By:	/s/ Authorized Signatory
Manager

COUNTERPART SIGNATURE PAGE TO AMENDMENT NO. 2 TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

INVESTORS:

TRINITY VENTURES X, L.P.
TRINITY X SIDE-BY-SIDE FUND, L.P.
TRINITY X ENTREPRENEURS’ FUND, L.P.
Delaware Limited Partnerships

By:	TRINITY TVL X, LLC,
A Delaware limited liability company
Their General Partner

By:	/s/ Authorized Signatory

Its:	General Partner